Exhibit 4.1

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY DEALMAKER.TECH OR THROUGH DEALMAKER SECURITIES LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 3. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _________, 202___ by and between the undersigned (the “Subscriber”) and Immersed Inc., a Delaware corporation (“Immersed”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Immersed) certain shares of Series B Common Stock, par value $0.00001 per share, of Immersed (the “Series B Common Stock” and, together with the Bonus Shares (as defined in the Offering Circular) if the Subscriber is eligible, the “Series B Shares”), as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular of Immersed on Form 1-A, as qualified by the Securities and Exchange Commission (SEC File No. 024-12657), as may be amended from time to time (the “Offering Circular”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Subscription for the Series B Shares.

1.1    Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Series B Shares (except for the Bonus Shares issued to the eligible subscribers, as applicable, for no additional consideration), at a price of $0.66 per Series B Share (the “Purchase”), plus a transaction fee (described further below) for the aggregate subscription price (the “Subscription Price”) set forth on the signature page to this Agreement.

1.2    The offering of Series B Shares is described in the Offering Circular, that is available at www.invest.immersed.com (the “Site”), as well as on the SEC’s EDGAR website. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, Immersed advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing below, the Subscriber agrees to the terms set forth herein and consents to receive communications relating to the Series B Shares electronically from Immersed.

1.3    Immersed has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4    In committing to purchase Series B Shares, Subscribers will also be required to pay a Transaction Fee equal to 2.0% of the Subscription Price to Immersed to manage and offset offering costs associated with the Offering Circular (the “Transaction Fee”, and together with the Subscription Price, the “Purchase Price”).

1.5    Once the Subscriber makes a funding commitment to purchase Series B Shares, such commitment shall be irrevocable until the Series B Shares are issued, the Purchase is rejected by Immersed, or Immersed otherwise determines not to consummate the transaction contemplated by this Agreement.

1.6    Upon acceptance of this Agreement and receipt of funds by Immersed, the Subscriber will become a stockholder of Immersed as a holder of Series B Shares.

2.     Purchase of the Series B Shares.

2.1    The Subscriber understands that the Purchase Price is payable with the execution and delivery of this Agreement, and accordingly, will submit to Immersed payment in the amount of the Purchase Price by certified check or wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement.

2.2    If Immersed returns the Subscriber’s Purchase Price to the Subscriber, Immersed will not owe or pay any interest to the Subscriber.

2.3    The Subscriber understands that Immersed will not utilize a third-party escrow account for this offering, and all funds tendered by Subscriber will be held in a segregated account until Subscriber subscriptions are accepted by Immersed and reviewed by the Broker. Once Subscriber subscriptions are accepted by Immersed and reviewed by the Broker, funds will be deposited into an account controlled by Immersed. The Subscriber shall receive notice and evidence of the digital entry of the number of shares of Series B Common Stock (and Bonus Shares, as applicable, if the Subscriber is eligible) owned by the Subscriber reflected on the books and records of Immersed and verified by Immersed’s transfer agent, which books and records shall bear a notation that the shares of Series B Common Stock (and Bonus Shares, as applicable, if the Subscriber is eligible) were sold and issued in reliance upon Regulation A.

2.4    If this Subscription is accepted by Immersed, the Subscriber agrees to comply fully with the terms of this Agreement, the Series B Shares and all other applicable documents or instruments of Immersed. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Series B Shares.

2.5    In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Series B Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Immersed shall refund to the Subscriber any payment made by the Subscriber to Immersed with respect to the rejected portion of this Subscription, without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3.     Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Immersed the following:

3.1    The information that the Subscriber has furnished herein and in connection herewith, including, without limitation, the information set forth in any investor questionnaire completed by the Subscriber at the request of Immersed or its representatives in connection with this Subscription, and any other information furnished by the Subscriber to Immersed regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Act, which definition is set forth on Annex A attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Immersed accepts this Subscription. Further, the Subscriber shall immediately notify Immersed of any change in any statement made herein prior to the Subscriber’s receipt of Immersed’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by Immersed and by any investigating party relying on them. The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex A attached hereto, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Series B Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons). The Subscriber agrees to provide to Immersed any additional documentation Immersed may reasonably request, including documentation as may be required by Immersed to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

3.2    The Subscriber, if an entity, is, and shall at all times while it holds Series B Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.3    The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Immersed, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4    At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by Immersed or any other person that:

(a)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)	The past performance or experience on the part of Immersed and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Series B Shares or the overall Immersed venture.

3.5    The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by Immersed or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding Immersed and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

3.6    The Subscriber understands that the Series B Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Series B Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Series B Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7    The Subscriber understands that any forecasts or predictions as to Immersed’s performance are based on estimates, assumptions and forecasts that Immersed believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8    The Subscriber is able to bear the economic risk of an investment in the Series B Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Series B Shares being purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Immersed.

3.9    The Subscriber has had an opportunity to ask questions of Immersed or anyone acting on behalf of Immersed and to receive answers concerning the terms of this Agreement and the Series B Shares, as well as about Immersed and its business generally, and to obtain any additional information that Immersed possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10  The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized this Agreement or the Series B Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment in the Series B Shares, or has recommended or endorsed the Series B Shares, and that the Series B Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11  The Subscriber is subscribing for and purchasing the Series B Shares without being furnished any offering materials, other than the Offering Circular and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Immersed in writing, and without receiving any representations or warranties from Immersed or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

3.12  The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Immersed on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13  The Subscriber is subscribing for and purchasing the Series B Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Series B Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Series B Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.14  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.15   Immersed’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that Immersed has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, Immersed may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Series B Shares. The Subscriber agrees to provide any and all documentation requested by Immersed to ensure compliance with the PATRIOT Act or other laws or regulations.

3.16  The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Immersed and to consult with independent tax advisors regarding the tax consequences of investing in Immersed.

3.17   If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series B Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series B Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series B Shares. The Subscriber’s subscription for and Purchase of and continued beneficial ownership of the Series B Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

3.18  The Subscriber acknowledges that the subscription price per Series B Share to be sold in this offering was set by Immersed on the basis of Immersed’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of Immersed may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

3.19  The Subscriber acknowledges and agrees that the availability and allocation of the Bonus Shares, of which up to 6,363,636 are available for issuance in the offering, is subject to the terms and conditions set forth in the Offering Circular respective to Subscriber’s eligibility.

3.20  By submitting this payment, Subscriber hereby authorizes the Broker to charge my designated payment method for the investment amount indicated. Subscriber understands this investment is subject to the terms of the offering and its associated rules and investor protections. Subscriber understands the subscription is not a purchase of goods or services. Subscriber acknowledges that this transaction is final, non-refundable unless otherwise stated or required, and represents an investment subject to risk, including loss. Subscriber confirms that he/she/it has reviewed all offering documents, including without limitation the Offering Circular and this Agreement and agrees not to dispute this charge with my bank or card issuer, so long as the transaction corresponds to the agreed terms and disclosures.

4.     Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless Immersed, its affiliates, and each of their respective officers, directors, employees, agents and representatives, the selling stockholders identified in the Offering Circular the selling stockholders identified in the Offering Circular (the “Selling Stockholders”), and each other person, if any, who controls Immersed or any Selling Stockholder within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5.     No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Series B Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and Immersed. Immersed is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. Immersed has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Series B Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6.     Bankruptcy. In the event that the Subscriber files or enters bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use the Subscriber’s best efforts to avoid Immersed being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement shall be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by Immersed to return the Series B Shares to Immersed for a refund or (ii) Immersed be mandated or ordered to redeem or withdraw Series B Shares held or owned by the Subscriber.

7.     Legends. It is understood that the certificates evidencing the Series B Shares may bear any legend required by the Bylaws of Immersed or applicable state or federal securities laws in the United States, or by applicable laws and regulations of the non-U.S. jurisdiction where the Subscriber is resident or domiciled.

8.     Consent to Electronic Delivery.

8.1    The Subscriber hereby agrees that Immersed may deliver all SEC reports, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Immersed and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber with respect to the Series B Shares or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from Immersed electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or Immersed’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with Immersed electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2    The Subscriber’s consent to receive Disclosures and transact business electronically, and Immersed’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3    Before the Subscriber decides to do business electronically with Immersed, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4    In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5    The Subscriber agrees to keep Immersed informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify Immersed of the change by sending an e-mail to renji@immersed.com. The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with Immersed if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9.     Lock-Up Agreement. The Subscriber agrees that, in the sole discretion of Immersed, in the event of an underwritten public offering of securities of Immersed under the Act or the closing of a merger or other business combination of Immersed with a publicly-traded special purpose acquisition company or its subsidiary, following which the capital stock of the combined or surviving entity or its parent are listed for trading on a public exchange, the Subscriber hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, lend, pledge or otherwise transfer or dispose of any interest in any Series B Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Series B Shares (except Series B Shares included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of Immersed filed under the Act. The Subscriber further agrees that in order to effect the foregoing, Immersed may impose stop-transfer instructions with respect to such Series B Shares subject to the lock-up period until the end of such period. Immersed and the Subscriber acknowledge that each underwriter of such offering of Immersed’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

10.   Limitations on Damages. IN NO EVENT SHALL IMMERSED BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11.   Miscellaneous Provisions.

11.1  This Agreement, and all claims or cause of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

11.2 The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Texas and to the jurisdiction of the United States District Court in the City and County of Austin, Travis County for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Texas or the United States District Court in the City and County of Austin, Travis County, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the foregoing or anything to the contrary, the Subscriber and Immersed agree that no provisions under applicable federal laws and regulations, including the Act and the Securities Exchange Act of 1934, as amended, respective to jurisdiction, venue and/or forum, shall be waived.

11.3  All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of Immersed (or that the Subscriber submitted to Immersed). The Subscriber shall send all notices or other communications required to be given hereunder to Immersed via e-mail to renji@immersed.com with a copy to be sent concurrently via prepaid certified mail to: 106 E. 6th STE 900-202, Austin, Texas 78701, Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in Delaware are legally closed for business.

11.4  This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of Immersed. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

11.5  The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

11.6  Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

11.7  If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.8  In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

11.9  This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with Immersed with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between Immersed and the Subscriber with respect to the subject matter hereof.

11.10    This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.11    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11.12    Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

Full Legal Name of Subscriber(s) (shares will be issued to name as written)

Type of Owner - Individual, Joint Tenants, Tenancy in Common, Trust, IRA, Corporation, etc.

Signature

Name and Title (if applicable) of Person Signing on Behalf of Subscriber

Address:

Telephone:

E-mail:

Number of Series B Shares Purchased:

Subscription Price per

Series B Share:          $0.66

Aggregate Subscription Price:                $_____________________

Transaction Fee of 2.0% of the

Subscription Price:                                    $_____________________

Aggregate Purchase Price to be Remitted:      $________________________

Number of Bonus Shares issued to the Subscriber, if any (for no additional consideration):	_____________________

Accredited Investor (See Annex A):      Yes                No

Additional required information if ownership to be held in a Trust:

Trustee Name:

Trust Formation Date:

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED BY:

Immersed Inc.

By:
Name: Renji Bijoy
Title: Founder and Chief Executive Officer

[Subscription Agreement signature page counterpart]

ANNEX A

Accredited investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who Immersed reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent1, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of Rule 501, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

Note to paragraph (a)(5): For the purposes of calculating joint net worth in this paragraph (a)(5): joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this paragraph (a)(5) does not require that the securities be purchased jointly.

[1]	“Spousal equivalent” is defined in Rule 501(j) as a cohabitant occupying a relationship generally equivalent to that of a spouse.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

Note to paragraph (a)(8): It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (a)(8). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph (a)(8) may be available.

(9) Any entity, of a type not listed in paragraphs (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Note to paragraph (a)(9): For the purposes of this paragraph (a)(9), “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940 (17 CFR 270.2a51-1(b)).

(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the SEC will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or it otherwise independently verifiable;

Note to paragraph (a)(10): The SEC will designate professional certifications or designations or credentials for purposes of this paragraph (a)(10), by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the SEC as satisfying the above criteria will be posted on the SEC’s website.

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).